                                 June 5, 1998

Mr. Jay Eisner, President
Resource Asset Investment Trust
1845 Walnut Street; 10th Flr.
Philadelphia, PA  19103

Dear Mr. Eisner:

         The undersigned hereby consents to the use, in the Registration Statement on Form S-11 to be filed by Resource Asset Investment Trust with the Securities and Exchange Commission, of its name and reference to the property valuation provided by it as follows:


Property                                         Valuation Date
--------                                         --------------

Evening Star Building                            March 7, 1998



                                            Sincerely,

                                            JOHN POOLE & ASSOCIATES


                                            By:/s/ John R. Poole, MAI
                                               -------------------------------